UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K



        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): December 19, 2002



                       NOVO NETWORKS, INC.
     (Exact Name of Registrant as Specified in Its Charter)


      Delaware              0-28579              75-2233445
     (State of         (Commission File        (IRS Employer
   Incorporation)           Number)        Identification Number

   2311 Cedar Springs Road, Suite 400,             75201
              Dallas, Texas                      (Zip Code)
(Address of Principal Executive Offices)


Registrant's Telephone Number, Including Area Code: (214) 777-4100


  (Former Name or Former Address, if Changed Since Last Report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

Description of Acquisition
--------------------------

     On December 19, 2002, Novo Networks, Inc. ("we," "us" and "our") executed a purchase agreement (the "Purchase Agreement") with Ad Astra Holdings LP, a Texas limited partnership
("Ad Astra"), Paciugo Management LLC, a Texas limited liability company and sole general partner of Ad Astra ("PMLLC"), and the collective equity owners of both Ad Astra and PMLLC, being Ugo Ginatta, Cristiana Ginatta and Vincent Ginatta (collectively the "Equity Owners"). Pursuant to the Purchase Agreement, we purchased a 33% membership interest in PMLLC and a 32.67 % interest in Ad Astra, (which results in our holding an aggregate interest, including the PMLLC general partnership interest, in Ad Astra equal to 33%, the "Initial Interest") for a purchase price of $2.5 million dollars.

     In addition, we hold an option, exercisable for a period of two years from December 19, 2002, to purchase an additional interest (the "Subsequent Interest") for $1.5 million dollars. Together, the Initial Interest and the Subsequent Interest would result in our holding a 50.3% membership interest in PMLLC and a 49.797% limited partnership interest in Ad Astra (for an aggregate interest in Ad Astra, including the PMLLC general partner interest, of 50.3%).

     Collectively, Ad Astra and PMLLC, through a number of wholly owned subsidiaries, own and manage a gelato manufacturing, retailing and catering business operating under the brand name "Paciugo." Throughout this Current Report on Form 8-K (this "Report"), we refer collectively to Ad Astra, PMLLC, and their subsidiaries as "Paciugo." Under the terms of the Purchase Agreement, we will provide services to support the business operations of Paciugo, including administrative, accounting, financial, human resources, information technology, legal, and marketing services (the
"Support Services"). The Support Services expressly exclude providing certain capital expenditures as well as services that are customarily performed by third party professionals. In exchange for our providing the Support Services, we will receive an annual amount equal to the greater of $0.25 million or two percent (2%) of the consolidated gross revenues of Ad Astra, PMLLC and any of their subsidiaries (excluding any gross revenues shared with third parties under existing contractual arrangements). We will receive a monthly payment from Paciugo in the amount of $20,833, with the positive cumulative difference, if any, between 2% of such gross revenues and $20,833 per month to be paid within 10 days of the end of such month. Ad Astra and PMLLC may not cancel or alter the scope of the Support Services without our prior approval or consent.

     We are entitled, under the terms of the Purchase Agreement, to such representation on the governing board of PMLLC (the "Board of Managers") as is proportionate to our ownership interests therein. Effective as of December 19, 2002, PMLLC's Board of Managers was composed of Ugo Ginatta and Cristiana Ginatta, as the Equity Owners' designees, and Barrett N. Wissman, as our designee. PMLLC, as the sole general partner of Ad Astra, is empowered to make all decisions associated with Ad Astra, except for those requiring the approval of the limited partners, as set forth in the limited partnership agreement of Ad Astra or under applicable law.

     On December 19, 2002, the following individuals were appointed as the officers of PMLLC:

        Name                            Title
-------------------   -----------------------------------------
Ugo Ginatta           Chairman and Chief Executive Officer
Barrett N. Wissman    Vice Chairman and President
Cristiana Ginatta     Senior Vice President and Chief Operating
                      Officer
Susie C. Holliday     Senior Vice President, Chief Financial
                      Officer, Assistant Secretary, and
                      Assistant Treasurer
Steven W. Caple       Senior Vice President, General Counsel
                      and Secretary
Patrick G. Mackey     Senior Vice President - Administration,
                      Treasurer and Assistant Secretary
Vincent Ginatta       Senior Vice President

     Barrett N. Wissman, Steven W. Caple, Patrick G. Mackey and
Susie C. Holliday will not be paid any compensation by PMLLC for their services as officers unless approved by PMLLC's Board of Managers.

     A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Report.

     Our decision to acquire an interest in Paciugo was based on several factors, including, without limitation, the following:

     * we believe that Paciugo has cash flow positive operations;

     * we believe that Paciugo has a high quality product with general appeal; and

     * we believe that Paciugo's concept can be expanded and grown in such a manner as to create value for our shareholders.

     There can be no assurances that our acquisition of the Initial Interest or the Subsequent Interest in Paciugo will achieve any of these objectives.

Accounting Implications of the Acquisition
------------------------------------------

     Currently, the consolidated financial statements for us and our subsidiaries, other than those subsidiaries involved in the bankruptcy plan administration process (our "debtor subsidiaries"), have been prepared in accordance with accounting principles generally accepted in the United States of America as applicable to a going concern. As of June 30, 2002, the assets and liabilities of our debtor subsidiaries were deconsolidated, as the liquidating trust controls the assets of the debtor subsidiaries. For further information, see the section entitled "Bankruptcy Proceedings" in our Annual Report on Form 10-K for the year ended June 30, 2002, as well as our Quarterly Report on Form 10-Q for the period ended September 30, 2002.

     Subsidiaries whose results are not consolidated, but over whom we exercise significant influence, are generally accounted for under the equity method of accounting. Whether we exercise significant influence with respect to a subsidiary depends on an evaluation of several factors including, without limitation, representation on the subsidiary's governing board and ownership level, which is generally a 20% to 50% interest in the voting securities of the subsidiary, including voting rights associated with our holdings in common stock, preferred stock and other convertible instruments in the subsidiary.

     The Initial Interest in Paciugo will be accounted for under the equity method of accounting. Under the equity method of accounting, Paciugo's accounts will not be reflected in our consolidated financial statements. Our proportionate share of Paciugo's operating earnings and losses will be included in the caption "Equity in Loss of Investments" in our consolidated statements of operations.

     If the Subsequent Interest in Paciugo is acquired and the aggregate ownership interest in Paciugo is increased to 50.3%, we will account for the Subsequent Interest utilizing the
consolidation method of accounting.   Companies in which we
directly or indirectly own more than 50% of the outstanding voting securities are generally accounted for under the consolidated method of accounting. Under this method, Paciugo's accounts will be reflected within our consolidated financial statements.

Special Note Regarding Forward Looking Statements
-------------------------------------------------

     "Forward looking" statements have been included throughout this document and in our discussion of our purchase of the Initial Interest in Paciugo. These statements describe the attempt by us to predict future events. We have based these forward looking statements on our current expectations and projections about future events. The important factors listed in the section entitled "Business Risk Factors," as well as all other cautionary language in this Report, provide examples of risks, uncertainties and events that may cause our actual results or those of our subsidiaries to differ materially from the expectations described in these forward looking statements. You should be aware that the occurrence of the events described in these considerations and elsewhere in this Report could have an adverse effect on our business, results of operations or financial condition or those of our subsidiaries.

     Forward looking statements include, without limitation, the following:

     *    statements regarding our future capital
          requirements and our ability to satisfy our capital needs, as well as any capital needs of Paciugo;

     * statements regarding our ability to continue as a going concern;

     * statements regarding the ability of our debtor subsidiaries to successfully liquidate and distribute substantially all of their assets, pursuant to the amended plan of liquidation, without causing a material adverse impact on us;

     * statements regarding our ability to successfully redeploy our remaining cash assets through our purchase of the Initial Interest, the Subsequent Interest, or otherwise; and

     *    statements that contain words like "believe,"
          "anticipate," "expect" and similar expressions are also used to identify forward looking statements.

     You should be aware that these forward looking statements are subject to a number of risks, assumptions and uncertainties, such as:

     * uncertainties in the implementation of the amended plan to liquidate substantially all of the remaining assets of our debtor subsidiaries;

     * risks inherent in our ability to deploy our remaining assets in any new business venture;

     * risks that, after deploying our cash to purchase our interest in Paciugo, our remaining resources will not allow us to pursue other potential opportunities;

     * risks associated with competition in a new business sector or industry; and

     * changes in the laws and regulations that govern us.

     This list is only an example of some of the risks that may affect the forward looking statements. If any of these risks or uncertainties materialize, or if they fail to materialize, or if the underlying assumptions are incorrect, then actual results may differ materially from those projected in the forward looking statements. We undertake no obligation to revise these statements to reflect future events or circumstances. For a complete list of risk factors that relate to our operations, please see the section entitled "Business Risk Factors" in our Annual Report on Form 10-K for the year ended June 30, 2002.

Business of Paciugo
-------------------

     Paciugo is in the business of owning and operating a series of retail locations that sell authentic Italian gelato to the general public. Italian gelato differs from traditional ice cream in terms of ingredients, consistency and flavor. Paciugo has developed 182 different flavors of its gelato, with each location offering a selection of 32 flavors made fresh daily. In addition to serving gelato in a cone or cup, Paciugo sells a variety of derivative desserts and milkshakes. Paciugo also has a line of soy-based gelato, which is dairy free.

     Paciugo opened its first store in September of 2000. As of December 19, 2002, it has seven retail locations in the Dallas area, which are either dedicated Paciugo stores or kiosks that operate in larger retail venues as a small "store within a store." Paciugo is currently preparing to open an additional location in the Dallas area as well as another "store within a store" in the Fort Worth area. In addition to the retail gelato business, a portion of its revenues are derived from catering activities conducted primarily out of its corporate headquarters. These activities typically involve the serving of Paciugo gelato at a variety of special events, including, without limitation, private celebrations, philanthropic gatherings and third-party retail promotions.

     A small portion of Paciugo's business is conducted in the wholesale sector, mostly involving delivery of Paciugo's gelato and related products to select hotel, restaurant and special event venues. While this portion of Paciugo's operations accounts for a small part of its current revenues, such activities could, in the future, account for a larger portion of Paciugo's sales.

     In general, the market for frozen desserts experiences a certain degree of seasonal fluctuation, which is less marked in regions that experience consistently colder year-round climates. Paciugo enjoys higher sales volume during the period between May and August.

Industry Background
-------------------

     The frozen dessert industry is divided, in general, between two different business models. The first group is represented by large companies and brands, such as Ben & Jerry's, Haagen Daaz, Blue-Bell, and Braums, for example, which produce and market their products on a national or even international scale and generate sales through specialty stores, franchising, wholesale distribution or a combination of these methods. The second group is represented by small, local or regional producers of frozen desserts, which market their products in reliance on local goodwill and without either the advantages of national brand name recognition or the economies of scale which are available to the first group.

Paciugo's Strategy
------------------

     Paciugo's strategy, as well as its challenge, is to position itself between these two groups, by employing certain of the strategies of its larger competitors, including, without limitation, the use of an identifiable and positive brand name recognition as well as expansion plans which are narrowly focused only on select markets rather than the nation as a whole. The challenge is to manage such expansion while maintaining the appeal of the small retailer, including, without limitation, high quality products, personal service to customers and involvement in local communities. The present focus is primarily on its retail outlets, which involves the addition of dedicated Paciugo stores and new arrangements with third-party retailers, food and beverage vendors, and specialty venues that enable sales of Paciugo products to be conducted within the context of the products or services already being provided by such businesses.

      Paciugo currently has a registered trademark for "Paciugo
Italian Gelato Renaissance Ante Lucrum Nomen" and the associated design. Its trademark for the name "Paciugo" alone is currently pending.

Competition
-----------

     Many of Paciugo's existing and potential competitors have longer operating histories, larger customer bases and more resources than Paciugo. Such competitors can generally undertake more aggressive pricing policies, conduct more extensive marketing and advertising promotions and benefit from greater economies of scale than Paciugo.

     In general, Paciugo competes primarily on the basis of:

     * Quality - Paciugo believes it has a product that is superior to the average frozen dessert available to consumers in terms of quality, taste and freshness, but which is not significantly more expensive that other frozen dessert products.

     * Price - Paciugo's products are competitively priced with other premium frozen desserts but are more expensive than non-premium frozen dessert products generally available at other retail outlets or in grocery stores.

     * Availability - Paciugo is currently available at its individual retail outlets with no plans to become widely available through wholesale distributors or grocery store chains. This is due, in large part, to Paciugo's focus on providing a product which is made fresh daily. As a result, Paciugo does not compete with other frozen dessert products generally available for customers to purchase in bulk and consume at home.

     * Brand Recognition - Paciugo has not as yet employed any widespread advertising or marketing campaigns. Its current level of brand recognition is due in large part to customer satisfaction, loyalty, word of mouth and the visibility achieved through the physical presence of the Paciugo name at strategically selected site locations. Paciugo regularly participates in local community events, many of them charitable in nature, as part of a community-based product awareness campaign. Paciugo also benefits from the visibility associated with the private and commercial events that it caters. Other than these types of activities, however, Paciugo has not employed traditional print, radio, television or other types of advertising promotions for its products.

Employees
---------

     As of December 19, 2002, Paciugo employs 26 full-time and 26 part-time employees. It has no immediate plans to increase that portion of its work force engaged in production activities, but intends to proportionately increase its retail work force in connection with the expansion of its retail locations. None of its employees are represented by labor unions.

Facilities
----------

     As of December 19, 2002, Paciugo leases or has contractual arrangements to utilize approximately 26,150 square feet for its operations. Paciugo's current facilities are as follows:



                                Approximate                           Current
                              Size in Square                          Monthly     End of
          Location                 Feet             Description        Cost     Lease Term
----------------------------  --------------   --------------------- --------  -----------
9761 Justice Way, Suite 170       16,000       Corporate Offices of   $6,862      5/31/07
Dallas, Texas 75220                                  PMLLC and
                                                     Ad Astra

5509 West Lovers Lane              2,300          Retail Location     $4,025      9/14/05
Dallas, Texas 75029                              Lovers Lane Store

32 Highland Park Village            900           Retail Location     $2,860      3/31/06
Dallas, Texas 75205                            Highland Park Village
                                                       Store

3699 McKinney Avenue,              1,013          Retail Location     $3,356      8/31/08
Building B, Suite 101                           West Village Store
Dallas, Texas 75204

1201 Elm Street                    1,313          Retail Location     $2,927      8/14/09
LL30                                             Renaissance Tower
Dallas, Texas 75270                                    Store

975 W John Carpenter Fwy           1,926          Retail Location     $5,096      10/14/12
Suite 118                                        Las Colinas Store
Irving, Texas 75039

2301 Preston Road                  2,001           Future Retail      $5,369        9/4/17
Suite 210                                            Location
Plano, Texas 75287                             Preston & Park Store

320 Coit Road                       350        Kiosk within Central      *            *
Plano, Texas 75075                                    Market

5750 East Lovers Lane               350        Kiosk within Central      *            *
Dallas, Texas 75206                                   Market



  * Paciugo's concession agreements for the kiosks within both Central Market locations include revenue sharing arrangements that incorporate the costs of doing business including, without limitation, those associated with the use of space. These concession agreements can be terminated by either party with 30 days written notice of termination.


Legal Proceedings
-----------------

     As of December 19, 2002, Paciugo was not involved with any litigation it considered to be material to its business operations.

     As of the date of this Report, it has come to our attention that certain holders of our Series C Convertible Preferred Stock have filed a lawsuit against us and certain of our current and former officers and directors for claims arising out of the issuance of such stock. Upon the receipt of service of the complaint, we will thoroughly review the allegations and make appropriate determinations as to how best to defend against such claims.

     We have previously disclosed in other reports filed with the SEC certain other legal proceedings pending against us and our subsidiaries, including, without limitation, the bankruptcy plan administration process that involves several of our subsidiaries. For further information relating to these proceedings, see the section entitled "Bankruptcy Proceedings" as well as the section entitled "Legal Proceedings" in our Annual Report on Form 10-K for the year ended June 30, 2002, as well as our Quarterly Report on Form 10-Q for the period ended September 30, 2002. Consistent with the rules promulgated by the SEC, descriptions of these matters have not been included in this Report because they have not been terminated and there have not been any material developments. Readers are encouraged to refer to our prior reports, as filed with the SEC, for further information concerning other legal proceedings affecting us and our subsidiaries.

     We and our subsidiaries are involved in other legal proceedings from time to time, none of which we believe, if decided adversely to us or our subsidiaries, would have a material adverse effect on our business, financial condition or results of operations.

Plan of Operation
-----------------

     This Current Report contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward looking statements for many reasons, including the risks described in "Business Risk Factors" and elsewhere in this Report. See "Special Note Regarding Forward Looking Statements."

     On August 21, 2001, we announced that we were attempting to redeploy some or all of our existing cash assets into one or more new business ventures. Since that time, we have discussed and conducted preliminary due diligence on various investment opportunities, and considered many factors, including, without limitation, the following in deciding upon an appropriate use for our remaining cash assets:

     * the historical liquidity, financial condition and results of operation of the business or opportunity, if any;

     *    the growth potential and future capital
          requirements of the business or opportunity;

     * the nature, competitive position and market potential of the products, processes or services of the business or opportunity;

     * the relative strengths and weaknesses of the intellectual property of the business or opportunity;

     * the education, experience and abilities of management and key personnel of the business or opportunity;

     * the regulatory environment within the business industry or opportunity; and

     * the market performance of equity securities of similarly companies in the particular industry or opportunity.

     The foregoing is not an exhaustive list of the factors that we considered in our evaluation of a potential business opportunity. Eventually, we determined that the acquisition of the Initial Interest in Paciugo was the best opportunity for us to pursue in an attempt to build a new operating business model and to maximize shareholder value.

     Our plan of operation for the upcoming twelve months calls for the following:

     * opening approximately two new Paciugo locations and six small "store within a store" outlets in Texas;

     * improving production operations through the use of automatic production equipment;

     * improving labor costs by staffing stores with the minimum full-time personnel with additional part-time staff during peak store hours;

     * improving Paciugo's utilization of inventory levels at both the production facility and the individual retail sales outlets;

     * expanding product availability at the store outlets including, without limitation, gelato pies, Italian chocolates and candies and other complementary items; and

     * increasing marketing and advertising for the retail outlets as well as the catering and wholesale services.

      Funding for these items will come from our Initial Interest, current cash flow from operations, the refinancing of existing bank debt on more favorable terms, the possibility of additional bank financing and our Subsequent Interest, if made.

Management's Discussion
-----------------------

     Paciugo derives substantially of all of its revenues from the sale of Italian gelato products and related items to its
customers at the retail outlets.   Revenue is recognized when the
sale occurs.   Paciugo obtains the raw materials for its gelato
products from various sources in Italy and the dairy and fruit products from various local sources. The cost of revenues consists primarily of raw gelato materials, dairy products,
fruits, rent and employee costs.   General and administrative
expenses are primarily comprised of salaries, corporate office rent, advertising and marketing expenses, and professional fees.

     We anticipate that Paciugo's operating expense as a percentage of revenues will decrease in the near future due primarily to the current base of employees, automated production equipment, ample corporate office and production facilities, and services provided by us.

     In the future, the level of Paciugo's net revenues will depend on a number of factors, including, without limitation, the following:

     * the ability to keep the quality of its product at current levels or better during the expansion of retail outlets;

     * continued customer acceptance of its gelato products;

     *    the ability to expand its product offerings;

     * the opportunity to select attractive sites for additional retail outlets;

     * the ability to successfully differentiate its gelato products from other frozen dessert products;

     * the ability to capitalize on its current brand name and goodwill as it expands its operation beyond its traditional retail customer base;

     * the ability to continue to expand upon its catering and wholesale operations;

     * the ability to successfully compete against larger national and international manufacturers, distributors, and retailers of frozen dessert products, many of whom will have significantly greater resources;

     * the ability to comply with all federal and state regulations regarding the manufacture, transportation, and sale of Paciugo's gelato products, including, without limitation, regulations regarding the importation of raw materials and equipment and the production and transportation of dairy and fruit-based products; and

     * the ability to overcome any negative association with its line of products with others in the retail food industry, which has recently experienced increased scrutiny from both private and governmental sources regarding the effects of consumption of such products on the general health and well-being of consumers.

     No assurances can be given that Paciugo will be able to either maintain or grow existing revenues.

     Paciugo does not currently experience significant concentration in terms of its suppliers or customers. It does, however, obtain a significant amount of its ingredients and certain equipment from overseas suppliers. Any disruption in such supply, or any increase in costs associated with such supplies, such as the imposition of trade barriers, may have a substantial negative impact on the operations of Paciugo as currently conducted.

Liquidity and Capital Resources
-------------------------------

     Upon consummation of the acquisition of the Initial Interest in Paciugo on December 19, 2002, we had consolidated current assets of $6.3 million, including cash and cash equivalents of approximately $5.7 million and $4.6 million of net working capital. We currently have a monthly cash requirement of approximately $0.2 million to fund recurring corporate general and administrative expenses, excluding costs associated with our debtor subsidiaries' bankruptcy proceedings. Historically, we have funded our subsidiary operations primarily through the proceeds of private placements of our common and preferred stock and borrowings under loan and capital lease agreements. We do not currently believe that either of these funding sources will be available in the near term. Principal uses of cash have historically been to fund (i) operating losses; (ii) acquisitions and strategic investments; (iii) working capital requirements and
(iv) capital expenditures, primarily related to network equipment and capacity. Due to our financial performance, the lack of stability in the capital markets and the economy's downturn, our only source of funding, at least in the near term, is expected to be cash on hand.

     Taking into account the purchase of our Initial Interest and assuming that we complete the purchase of the Subsequent Interest as of this date, and assuming no current return from the acquisition of our interest in Paciugo, and given our current obligations, we would be left with $2.85 million dollars with which to continue our operations. Consequently, our purchase of the Initial Interest, and potentially the Subsequent Interest, in Paciugo may be the only such interests we are able to purchase with our remaining cash assets. Further diversification is possible, should we find another suitable opportunity, but it seems unlikely at the present time.

     Our current obligations include (i) funding working capital,
(ii) funding the liquidating trust and (iii) funding litigation as required by the amended bankruptcy plan. For further information regarding such litigation, see the section entitled "Bankruptcy Proceedings" and the section entitled "Legal Proceedings" in our Annual Report on Form 10-K for the year ended June 30, 2002, as well as our Quarterly Report on Form 10-Q for the period ended September 30, 2002, and other periodic and current reports filed with the SEC. No assurance can be given that we will be able to deploy any remaining cash assets or that, if deployed, we can continue as a going concern with our Initial Interest or our potential Subsequent Interest in Paciugo.

     As discussed in greater detail in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and our Quarterly Report on Form 10-0Q for the period ended September 30, 2002, our debtor subsidiaries have gone through bankruptcy proceedings under Chapter 11 of the bankruptcy code. As the ultimate parent, we agreed to provide our debtor subsidiaries with up to $1.6 million in secured debtors-in-possession financing. Immediately prior to the confirmation hearing, we increased the credit facility to approximately $1.9 million, which had been advanced as of March 31, 2002. The credit facility made funds available to permit the debtor subsidiaries to pay employees, vendors, suppliers, customers and professionals consistent with the requirements of the bankruptcy code. This credit facility provided for interest at the rate of prime plus 3.0% per annum and provided "super-priority" lien status, meaning that we had a valid first lien pursuant to the bankruptcy code on substantially all of the debtor subsidiaries' assets. The facility maintained a default interest rate of prime plus 5.0% per annum.

     In connection with the amended plan being confirmed by the bankruptcy court and becoming effective on April 3, 2002, the credit facility was converted into a new secured note in the principal amount of approximately $2.5 million, representing the principal amount of the debtors-in-possession financing, accrued interest and applicable attorneys fees. Subsequent to fiscal year end, the new secured note was amended to approximately $2.9 million, representing additional trust funding, payments to an employee, accrued interest and applicable attorneys fees. The new secured note is guaranteed by the debtor subsidiaries under an agreement in which the debtor subsidiaries have pledged substantially all of their remaining assets as collateral. Due to the uncertainty surrounding the collection of the note, it has been fully reserved.

     We currently anticipate that we will not generate any revenue in the near term based on (i) the termination of the operations of our debtor subsidiaries which have historically provided all of our significant revenues on a consolidated basis and (ii) uncertainties surrounding the return, if any, we will realize as a result of our acquisition of an interest in Paciugo. Accordingly, we may be required to obtain additional outside funding which could be difficult to obtain on acceptable terms, if at all. Failure to obtain adequate funding will jeopardize our ability to continue as a going concern. Due to these uncertainties, we are unable to determine whether current available financing will be sufficient to meet the funding requirements of (i) the liquidating trust and our debtor subsidiaries through the plan administration process, (ii) our ongoing general and administrative expenses and (iii) the undetermined capital requirements relating to our Initial Interest, or potential Subsequent Interest, in Paciugo.


Business Risk Factors
---------------------

     There are many risks associated with the operations of our subsidiaries and our efforts to redeploy our assets, including, without limitation, our acquisition of the Initial Interest in Paciugo. These risks are outlined in our Annual Report on Form 10-K for the year ended June 30, 2002, and our Quarterly Report on Form 10-Q for the period ended September 30, 2002, as well as in other of our annual and periodic reports filed with the SEC. The following is a list of certain of such risks as they relate to or are modified by our purchase of the Initial Interest in Paciugo.

We Will Be Functioning as an Early Stage Company

     We currently have no plans to re-enter the telecommunications industry. Instead, we have chosen to deploy a portion of our remaining cash assets in acquiring the Initial Interest in Paciugo. We may acquire the Subsequent Interest, and we may explore other related or unrelated opportunities. Consequently, we have no history upon which to base an evaluation of any new business going forward. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays and difficulties encountered by companies adopting a new or dramatically changed business model after the failure (for whatever reason) of a prior business model.

     Some of the risks and difficulties we expect to encounter include, without limitation, our ability to:

     * create and successfully execute our new business plan;

     *    manage and adapt to changing operations;

     *    respond effectively to competitive developments;

     * attract, retain and motivate qualified personnel, including, particularly those with appropriate industry experience; and

     * overcome the impact of the failure of our previous business model upon our current and future reputation.

     Because of our lack of industry experience in the frozen dessert market, we have limited insight into trends and conditions that may exist or might emerge and affect our Initial
Interest in Paciugo. Also, we have similarly limited insights into other non-telecommunications industries.

We May Not Be in a Position to Diversify Our Business Beyond Our
Purchase of the Initial or Subsequent Interest In Paciugo

     Upon completion of the purchase of our Initial Interest in Paciugo, we maintain cash and cash equivalents of approximately $5.7 million. We currently anticipate that, after paying certain bankruptcy obligations related to our debtor subsidiaries and assuming we fund the purchase of the Subsequent Interest of $1.5 million sometime in 2003, we will have approximately
$2.85 million of remaining cash available. We currently have a monthly cash requirement of approximately $0.2 million to fund recurring corporate general and administrative expenses, excluding costs associated with our debtor subsidiaries' bankruptcy plan administration process. We do not believe that additional funding sources will be available to us in the near term. Consequently, our purchase of the Initial Interest, and potentially the Subsequent Interest, may serve as the only redeployment of our remaining cash assets. Further diversification is possible, should we find another suitable opportunity, but it seems unlikely at the present time. A lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our continued viability.

We May Not Be Able to Adequately Fund Our New Business Venture in
Paciugo

     Although we have adequate resources to fund our purchase of the Initial Interest as well as the Subsequent Interest, if we so choose, we may not possess sufficient funds, should they be needed, to provide further capital to Paciugo. No assurances can be made that adequate levels of cash to fund this new business venture will be available at all or on acceptable terms. Any financing could involve the issuance of securities with rights superior to those of our common stockholders. The issuance of additional securities could also result in significant dilution to our existing stockholders.

There Is Substantial Doubt Concerning Our Ability to Continue as a Going Concern

     The financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as well as those included in our Quarterly Report on Form 10-Q for the period ended September 30, 2002, were prepared assuming we will continue as a going concern. However, substantial doubt exists concerning our ability to do so. The auditor's opinion to our financial statements as of and for the year ended June 30, 2002, noted the fact that we have no operations and no sources of capital to fund business operations, which raises substantial doubt as to our ability to continue as a going concern. On a consolidated basis, we incurred operating losses of $22.7 million, $172.5 million and $28.8 million for the fiscal years ended June 30, 2002, 2001 and 2000, respectively. As of June 30, 2002, we had an accumulated deficit of $247.2 million. We do not expect to incur material liabilities on behalf of our debtor subsidiaries in connection with the bankruptcy proceedings, other than certain guarantee obligations and funding for the liquidating trust of the debtor subsidiaries. However, there can be no assurances that we will not incur additional operating losses or other liabilities in connection with our debtor subsidiaries' bankruptcy filings. Further, there is no assurance that our purchase of the Initial Interest or the Subsequent Interest in Paciugo will generate sufficient returns so as to remove such concerns. The financial statements contained in our Annual Report did not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

The Bankruptcies of Our Subsidiaries Could Negatively Affect Us

     By September of 2001, all of our wholly owned subsidiaries had filed voluntary petitions for relief under the bankruptcy code. For further details regarding such filings, see the section entitled "Bankruptcy Proceedings" in our Annual Report on Form 10-K for the year ended June 30, 2002 as well as our Quarterly
Report on Form 10-Q for the period ended September 30, 2002. As a result of such filings, we may encounter the following risks:

     * we guaranteed certain indebtedness of our debtor subsidiaries and, depending on the treatment of and distributions to holders of such obligations under the amended plan, we may be liable for some or all of this indebtedness;

     * the administration of our debtor subsidiaries' amended plan could negatively affect our relationship with our vendors and employees; and

     * we cannot assure you that we will be successful in protecting or segregating our remaining cash assets.

     There is a risk that negative associations with our debtor subsidiaries may effect Paciugo. In addition, the diversion of our capital resources and our time and attention in dealing with our debtor subsidiaries may result in less time and fewer resources to develop our interests in Paciugo, which could result in a material adverse impact on our operations.

Where to Find More Information
------------------------------

     We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. These filings are available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

     As permitted by Form 8-K, the historical financial information required by Regulation S-X will be filed by an amendment to this Report no later than March 4, 2003.

     (b)  Pro forma Financial Information

     As permitted by Form 8-K, the pro forma financial information required by Regulation S-X will be filed by an amendment to this Report no later than March 4, 2003.

     (c)  Exhibits

     10.1 Purchase Agreement by and among Novo Networks, Inc.,
          Paciugo Management LLC, Ad Astra Holdings LP, Ugo
          Ginatta, Cristiana Ginatta and Vincent Ginatta (filed herewith).

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

                              NOVO NETWORKS, INC.


                              By: /s/  STEVEN W. CAPLE
                                 --------------------------------
Date:  January 3, 2002          Steven W. Caple
                                Senior Vice President,
                                 General Counsel and Secretary

                        INDEX TO EXHIBITS
                        -----------------


EXHIBIT NO.    DOCUMENT
-----------    -----------------------------------------------
   10.1        Purchase Agreement by and among Novo Networks,
               Inc., Paciugo Management LLC, Ad Astra Holdings
               LP, Ugo Ginatta, Cristiana Ginatta and Vincent
               Ginatta (filed herewith).